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                                                                    Exhibit 12.1



                                  CD RADIO INC.
       STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                         SIX MONTHS
                                     YEARS ENDED DECEMBER 31,                           ENDED JUNE 30,
                                  --------------------------------------------          ----------------
                                  1994      1995      1996      1997       1998         1998        1999
                                  ----      ----      ----      ----       ----         ----        ----
Earnings:
Pretax loss from continuing
operations                      $(4,065)  $(2,107)  $(2,831)  $(4,737)   $(46,101)    $(35,977)   $(23,045)

Add:
Interest and other financial
charges expended                     40        20        13     1,946      14,272        8,982       3,683

Interest factor attributable
to rentals                           40        50        66        92         647          203         829
                               -------- --------- --------- ---------   ---------     --------    --------
Earnings, as adjusted, from     $(3,985)  $(2,038)   (2,752)  $(2,699)   $(31,182)    $(26,792)   $(18,533)
continuing operations          -------- --------- --------- ---------   ---------     --------    --------

Fixed charges:
Interest and other financial
charges expended                    $40       $20       $13    $1,946     $14,272       $8,982      $3,683

Interest capitalized                  -         -         -        23      16,243        2,789      23,392

Interest factor attributable
to rentals                           40        50        66        92         647          203         829
                               -------- --------- --------- ---------   ---------     --------    --------
Total fixed charges                 $80       $70       $79    $2,061     $31,162      $11,974     $27,904
                               -------- --------- --------- ---------   ---------     --------    --------
                               -------- --------- --------- ---------   ---------     --------    --------

Ratio of earnings to fixed
charges (1)                           -         -         -         -           -            -           -

Deficiency of earnings to
fixed charges                    $4,065    $2,107    $2,831    $4,760     $62,344      $38,766     $46,437

Fixed charges from above             80        70        79     2,061      31,162       11,974      27,904

Preferred stock dividends             -         -         -    54,313      37,557       15,591      19,534
                               -------- --------- --------- ---------   ---------     --------    --------
Combined fixed charges and
preferred stock dividends           $80       $70       $79   $56,374     $68,719      $27,565     $47,438
                               -------- --------- --------- ---------   ---------     --------    --------
                               -------- --------- --------- ---------   ---------     --------    --------

Ratio of earnings to combined
fixed charges and preferred
stock dividends (2)                   -         -         -         -           -            -           -

Deficiency of earnings to
combined fixed charges and
preferred stock dividends         $4,065    $2,107    $2,831   $59,073     $99,901       54,357     $65,971
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(1)  The ratio of earnings to fixed charges was less than 1.00 for all periods presented and thus earnings  available for fixed charges were inadequate to cover fixed charges for these periods.

(2) The ratio of earnings to combined fixed charges and preferred stock dividends was less than 1.00 for all periods presented and thus earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for these periods.